EXHIBIT 99.5

ADEONA PHARMCEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
 (UNAUDITED)

Index to Pro Forma Condensed Combined Financial Information

Page(s)

Pro Forma Condensed Combined Balance Sheets as of June 30, 2009	1

Pro Forma Condensed Combined Statements of Operations as of June 30, 2009	2

Pro Forma Condensed Combined Balance Sheets as of December 31, 2008	3

Pro Forma Condensed Combined Statements of Operations as of December 31, 2008	4

Notes to Pro Forma Condensed Combined Financial Statements as of June 30, 2009 and December 31, 2008	5-7

Adeona Pharmaceuticals, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	June 30, 2009	June 30, 2009
	Hartlab, LLC	Adeona
	(Acquiree)	(Acquiror)	Pro Forma		Pro Forma
	(Unaudited)	(Unaudited)	Adjustments		Combined

Assets
Current Assets
Cash	$5,277	$4,422,501	$-		$4,427,778
Other receivables	79,657	67,594	-		147,251
Prepaid expenses	-	24,509	-		24,509
Total Current Assets	84,934	4,514,604	-		4,599,538

Property and Equipment, net	39,464	1,192,657	-		1,232,121

Intangibles:
Goodwill			169,991	A	169,991
Total Intangible Assets	-	-	169,991		169,991

Deposits and other assets	-	25,989	-		25,989

Total Assets	$124,398	$5,733,250	$169,991		$6,027,639

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$42,472	$370,819	-		$413,291
Capital Lease Payable	14,000	-	-		95,250
Accrued liabilities	-	81,250	-		-
Total Current Liabilities	56,472	452,069	-		508,541

Long Term Liabilities:
Accounts payable	17,917	122,335	-		140,252

Total Liabilities	74,389	574,404	-		648,793

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-	-		-
Common stock, $0.001 par value; 100,000,000 shares authorized,
21,403,428 shares issued and outstanding	-	21,354	50	A	21,404
Members Equity	50,009	-	(50,009)	A	-
Additional paid-in capital	-	45,411,993	219,950	A	45,631,943
Deficit accumulated during the development stage	-	(40,274,501)	-		(40,274,501)
Total Stockholders' Equity	50,009	5,158,846	169,991		5,378,846

Total Liabilities and Stockholders' Equity	$124,398	$5,733,250	$169,991		$6,027,639

Adeona Pharmaceuticals, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

	June 30, 2009 Hart Lab, LLC (Acquiree)	June 30, 2009 Adeona (Acquiror)	Pro Forma	Pro Forma	Pro Forma for the Period from January 8, 2001 to June 30, 2009
	(unaudited)	(unaudited)	Adjustments	Combined	Combined

Net Revenues:	89,473	-	-	89,473	261,282

Operating Expenses:
Research and development	-	901,639	-	901,639	15,804,365
General and administrative	75,010	1,093,864	-	1,168,874	9,792,261
Total Operating Expenses	75,010	1,995,503	-	2,070,513	25,596,626

Income (Loss) from Operations	14,463	(1,995,503)	-	(1,981,040)	(25,335,344)

Other Income (Expense):
Interest income	-	2,678	-	2,678	471,625
Interest expense	(514)	-	-	(514)	(72,889)
Total Other Income (Expense), net	(514)	2,678	-	2,164	398,736

Net Income (Loss)	13,949	(1,992,825)	-	(1,978,876)	(24,936,608)

Less: Preferred stock dividend - subsidiary	-	-	-	-	(951,250)
Less: Merger dividend	-	-	-	-	(12,409,722)
Net Income (Loss) Applicable to Common Shareholders	13,949	(1,992,825)	-	(1,978,876)	(38,297,580)

Net Income (Loss) Per Share - Basic and Diluted	-	(0.09)	-	(0.09)	(5.38)

Weighted average number of shares outstanding
during the period - basic and diluted	-	21,245,200		21,245,200	7,119,264

Adeona Pharmaceuticals, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	December 31, 2008	December 31, 2008
	Hartlab, LLC	Adeona
	(Acquiree)	(Acquiror)	Pro Forma		Pro Forma
	(Audited)	(Audited)	Adjustments		Combined

Assets
Current Assets
Cash	$2,309	$5,856,384	$-		$5,858,693
Other receivables	56,867	55,419	-		112,286
Prepaid expenses	-	15,109	-		15,109
Total Current Assets	59,176	5,926,912	-		5,986,088

Property and Equipment, net	44,107	1,446,407			1,490,514

Intangibles:
Goodwill			192,047	A	192,047
Total Intangible Assets	-	-	192,047		192,047

Deposits and other assets	-	11,989	-		11,989
Total Assets	$103,283	$7,385,308	$192,047		$7,680,638

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$35,411	$574,896	-		$610,307
Capital Lease Payable	14,000	-	-		14,000
Accrued liabilities	-	45,820	-		45,820
Total Current Liabilities	49,411	620,716	-		670,127

Long Term Liabilities:
Accounts payable	25,919	-	-		25,919

Total Liabilities	75,330	620,716	-		696,046

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-	-		-
Common stock, $0.001 par value; 100,000,000 shares authorized,
20,932,840 shares issued and outstanding	-	20,883	50	A	20,933
Members Equity	27,953	-	(27,953)	A	-
Additional paid-in capital	-	45,025,385	219,950	A	45,245,335
Deficit accumulated during the development stage	-	(38,281,676)	-		(38,281,676)
Total Stockholders' Equity	27,953	6,764,592	192,047		6,984,592

Total Liabilities and Stockholders' Equity	$103,283	$7,385,308	$192,047		$7,680,638

See accompanying notes to unaudited pro forma condensed financial statements

Adeona Pharmaceuticals, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

	December 31, 2008 Hart Lab, LLC (Acquiree)	December 31, 2008 Adeona (Acquiror)	Pro Forma	Pro Forma	Pro Forma for the Period from January 8, 2001 to December 31, 2008
	(Audited)	(Audited)	Adjustments	Combined	Combined

Net Revenues:	134,832	-	-	134,832	171,809

Operating Expenses:
Research and development	-	4,643,570	-	4,643,570	15,804,365
General and administrative	122,464	2,675,636	-	2,798,100	9,717,251
Total Operating Expenses	122,464	7,319,206	-	7,441,670	25,521,616

Income (Loss) from Operations	12,368	(7,319,206)	-	(7,306,838)	(25,349,807)

Other Income (Expense):
Interest income	-	128,236	-	128,236	471,625
Loss on sale of Equipment	-	(357)	-	(357)	(357)
Interest expense	(2,709)	(13,831)	-	(16,540)	(72,375)
Total Other Income (Expense), net	(2,709)	114,048	-	111,339	398,893

Net Income (Loss)	9,659	(7,205,158)	-	(7,195,499)	(24,950,914)

Less: Preferred stock dividend - subsidiary	-	-	-	-	(951,250)
Less: Merger dividend	-	-	-	-	(12,409,722)
Net Income (Loss) Applicable to Common Shareholders	9,659	(7,205,158)	-	(7,195,499)	(38,311,886)

Net Income (Loss) Per Share - Basic and Diluted	-	(0.35)	-	(0.35)	(6.14)

Weighted average number of shares outstanding
during the year / period - basic and diluted	-	20,932,840		20,932,840	6,241,954

See accompanying notes to unaudited pro forma condensed financial statements

Adeona Pharmaceuticals, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1 Background Information

On July 9, 2009, Adeona Pharmaceuticals, Inc. (“the Company”) acquired 100% of the member’s interest of Hart Lab, LLC (“Hart Lab”).  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Hart Lab after giving effect to the purchase price consisting of the issuance of 50,000 shares of common stock and cash of approximately $202,000 by the Company in connection with the Hart Lab acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Hart Lab and the historical consolidated financial statements and accompanying notes of Adeona Pharmaceuticals, Inc., included in our annual report in Form 10-K for the fiscal year ended December 31, 2008 and the quarterly report on Form 10-Q for the quarter ended June 30, 2009.

Note 2 Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheets and statements of operations as of June 30, 2009 and December 31, 2008, are based on the historical financial statements of the Company and Hart Lab, after giving effect to the Company’s acquisition of Hart Lab on July 9, 2009, (initial 8-K was filed on July 16, 2009).  The pro forma financial statements give effect to the merger as if it had occurred on January 1, 2008, with the resulting pro forma effects shown for the periods listed above.

In determining the valuation of goodwill, the Company is applying SFAS 141R, Business Combinations (“SFAS 141R”). The acquisition method of accounting is used for all business combinations and for an acquiror to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

SFAS 141R requires an entity:

●	to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.
●	to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.
●	to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.
●	to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Adeona Pharmaceuticals, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as we finalize our purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Hart Lab acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

Note 3 Acquisition of Hart Lab and Allocation of Purchase Price

Hart Lab is a diagnostic testing laboratory.

Effective July 9, 2009, the Company closed its acquisition under the terms of a cash and shares agreement with Hart Lab.  Hart Lab was acquired for approximately $202,000 plus 50,000 shares of the Company’s unregistered restricted common stock valued at an additional amount of approximately $18,000 ($0.36/share), based upon the quoted closing trading price.  There were no contingent consideration arrangements.

The estimated purchase price for Hart Lab, as presented below, represents preliminary fair value estimates at the date of acquisition. Goodwill includes a preliminary estimate for the value of certain insurance contracts. These intangibles will be identified and valued for purposes of presenting intangible assets outside of the presentation for goodwill.

Consideration transferred at fair value:
Cash	$202,000
Common stock	18,000
Total consideration	220,000

Net assets acquired:
Current assets	103,000
Current liabilities	75,000
Total net assets acquired	28,000
Goodwill – at fair value	$192,000

Adeona Pharmaceuticals, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 4 Pro Forma Financial Statement Adjustment

(A)
Represents the elimination of the acquiree’s member deficit as part of the acquisition, as well as to record the preliminary fair values of the Hart Lab goodwill in connection with assets acquired, liabilities assumed and the common stock issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the 50,000 shares of common stock issued in connection with the acquisition.  The issuance of these shares is considered outstanding as of January 1, 2008.  Diluted earnings per share will not be presented since the Company has a net loss, and the effect of the Company’s common stock equivalents would be anti-dilutive.

	Weighted Average Common Shares Outstanding

	Six Months Ended June 30, 2009		Year Ended December 31, 2008
Weighted average common shares outstanding – basic and diluted		21,353,428		20,882,840

Effect of common stock issued in merger		50,000		50,000

Weighted average common shares outstanding – basic and diluted – pro forma		21,403,428		20,932,840

Net loss – pro forma		$1,978,876		$7,195,499

Net loss per share – basic and diluted – pro forma	$	(0.09)	$	(0.34)